Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, B. Francis Saul II, the Chairman of B. F. Saul Real Estate Investment Trust (the “Trust”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Trust’s Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the “Report”). The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:    May 15, 2003

/s/ B. FRANCIS SAUL II
B. Francis Saul II
Chairman of the Board

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stephen R. Halpin, Jr., the Vice President and Chief Financial Officer of B. F. Saul Real Estate Investment Trust (the “Trust”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Trust’s Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the “Report”). The undersigned hereby certifies that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:     May 15, 2003

/s/ STEPHEN R. HALPIN, JR.
Stephen R. Halpin, Jr.
Vice President and Chief Financial Officer

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